Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 3, 2007 relating to the financial statements of Active Subsea ASA, which appears in Amendment No. 1 to the Current Report on Form 8-K of Trico Marine Services, Inc. dated February 5, 2008.
/s/ PricewaterhouseCoopers AS
Aalesund, Norway
June 13, 2008